Exhibit 5.1

BeOne Medicines Ltd. c/o BeOne Medicines I GmbH Aeschengraben 27 21st Floor 4051 Basel Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zürich homburger.ch +41 43 222 10 00

May 6, 2026

BeOne Medicines Ltd. / Form S-3ASR

We have acted as special Swiss counsel to BeOne Medicines Ltd., a company limited by shares pursuant to Article 620 et seq. of the Swiss Code of Obligations of March 30, 1911, as amended, incorporated under the laws of Switzerland (the Company), in connection with the registration statement on Form S−3ASR (the Registration Statement) to be filed with the United States Securities and Exchange Commission (the SEC) on the date hereof under the Securities Act of 1933, as amended (the Act). The Registration Statement relates to the registration of the following securities that may be issued by the Company (the Securities) from time to time after the date of this legal opinion:

1.	registered ordinary shares (Namenaktien) of the Company, each with a par value of US$ 0.0001 (the Ordinary Shares);

2.	Ordinary Shares in the form of American Depositary Shares (the ADS(s)), thirteen of which may be represented by one ADS;

3.	registered preferred shares (Vorzugsaktien) of the Company, with such nominal value as may exist from time to time (the Preferred Shares);

4.	Preferred Shares in the form of ADSs, one or more of which may be represented by one ADS; and

5.	debt securities (the Debt Securities), warrants to purchase Ordinary Shares or Preferred Shares (the Warrants), and units comprised of Ordinary Shares, Preferred Shares, Warrants and other securities in any combination (the Units).

As such counsel, we have been requested to give our opinion as to certain legal matters under Swiss law.

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Documents (as defined below).

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any other document referred to in any of the Documents or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

For purposes of this opinion, we have only reviewed the following documents (collectively, the Documents):

1.	an electronic copy of the Registration Statement in the form when it was declared effective by the SEC;

2.	an electronic copy of the articles of association (Statuten) of the Company in their version dated April 28, 2025, legalized by a notary public of the Canton of Zug on May 21, 2025 (the Articles);

3.	an electronic copy of the organizational regulations (Organisationsreglement) of the Company dated as of May 27, 2025 (the Organizational Regulations); and

4.	an electronic copy of an excerpt from the commercial register of the Canton of Basel-City, Switzerland, of the Company, dated as of May 4, 2026 (the Commercial Register Excerpt).

II.	Assumptions

In rendering the opinion below, we have assumed the following:

1.	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

2.	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signatures on any such document have been affixed thereto by the individual to whom such electronic signature belongs and such individual has saved and submitted such document as so electronically signed in such a manner so as to prevent removal or other alteration of such signature;

2/5

3.	all factual information contained in the Registration Statement is true and accurate;

4.	the Registration Statement will be duly filed by the Company;

5.	the terms and conditions applicable to the Ordinary Shares, Preferred Shares, or any combination of the foregoing, will be consistent with the Registration Statement;

6.	the Company is solvent at all relevant times;

7.	the filing of the Registration Statement with the Commission has been authorized by all necessary actions under all applicable laws;

8.	all authorizations, approvals, consents, licenses, exemptions and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied;

9.	the Registration Statement is unchanged, up-to-date and in full force and effect as of the date hereof, the information contained in the Registration Statement is complete, true, accurate and not misleading, and no material information has been omitted from the Registration Statement;

10.	(a) the Commercial Register Excerpt is correct, complete, and up-to-date as of the date hereof, and (b) the Articles and Organizational Regulations are in full force and effect and have not been amended subsequent to the date of this opinion;

11.	with respect to any issuance of new Ordinary Shares and/or new Preferred Shares by the Company after the date hereof, (a) the issue price for any such new Ordinary Shares and/or Preferred Shares will have been fully paid-in, (b) any such new Ordinary Shares and/or Preferred Shares will have been duly authorized by the board of directors of the Company and, if required, the general meeting of shareholders of the Company, (c) any such new Ordinary Shares and/or Preferred Shares, to the extent required under applicable Swiss law, will have been registered in the competent commercial register in Switzerland, and (d) all other requirements under Swiss law, the Articles, and the Organizational Regulations in connection with the creation and issuance of any such new Ordinary Shares and/or Preferred Shares will have been complied with; and

12.	no laws other than those of Switzerland will affect any of the conclusions stated in this opinion.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that:

1.	The Ordinary Shares, if and when issued by the Company, will be validly issued, fully paid as to their nominal value, and non-assessable.

3/5

2.	The Preferred Shares, if and when issued by the Company, will be validly issued, fully paid as to their nominal value, and non-assessable.

IV.	Qualifications

1.	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only, based on our independent professional judgment. We express no opinion regarding the applicability or effect of the laws of any other jurisdiction concerning the matters covered herein.

2.	We express no opinion as to whether the exclusion of the existing shareholders' subscription rights (Bezugsrechte) and/or advance subscription rights (Vorwegzeichungsrechte) in connection with the offering and issuance of Ordinary Shares and/or Preferred Shares out of the capital band or the conditional share capital of the Company complies with Swiss law and the Articles.

3.	When used in this opinion, the term “non-assessable” means that no further contributions have to be made to the nominal share capital of the Company by the relevant holder of the Ordinary Shares and/or Preferred Shares.

4.	We express no opinion as to the future availability of the capital band or conditional share capital of the Company.

5.	Notwithstanding the registration of the capital band and conditional share capital with the competent commercial register, the respective provisions in the Articles establishing the capital band and conditional share capital or the issuance of the Ordinary Shares and/or the Preferred Shares may be challenged by dissenting shareholders of the Company or others in court or otherwise.

6.	Any Ordinary Shares and Preferred Shares to be issued by the Company will not be fully fungible and will not rank pari passu with the existing and outstanding Ordinary Shares and Preferred Shares until such Ordinary Shares and Preferred Shares have been duly entered into the Company’s register of uncertificated securities (Wertrechtebuch) and, to the extent applicable, the main register (Hauptregister) maintained by the relevant third party and all steps have been taken in order for such Ordinary Shares and Preferred Shares to constitute intermediated securities (Bucheffekten) or equivalent securities in accordance with the Swiss Federal Act on Intermediated Securities and the laws of any other applicable law.

7.	As long as the Ordinary Shares and Preferred Shares are not duly recorded in the main register and credited to one or more securities accounts, they do not exist as intermediated securities (Bucheffekten) under Swiss law or the equivalent form under any other applicable law. As a consequence, our opinions do not extend to legal consequences attached to the Ordinary Shares and Preferred Shares in their form as intermediated securities.

8.	Any issuance of the Ordinary Shares and Preferred Shares based on the Company's conditional share capital must be confirmed by the auditor of the Company, and amended Articles reflecting the issuance of Ordinary Shares and Preferred Shares from the Company's conditional share capital, together with said confirmation by the Company’s auditor, must be filed with the competent commercial register no later than three months after the end of the Company’s fiscal year.

4/5

9.	Any newly issued Ordinary Shares and Preferred Shares will have to be registered with the competent commercial register to be validly issued, except that in relation to Ordinary Shares and Preferred Shares issued out of the conditional share capital of the Company, registration in the competent commercial register is not a pre-condition to the issuance of such Ordinary Shares and Preferred Shares.

10.	We express no opinion as to any tax matters, regulatory matters, or any commercial, financial, accounting, auditing, or other non-legal matter.

11.	The exercise of voting rights and rights related thereto with respect to any Ordinary Shares and Preferred Shares is only permissible after registration in the Company's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles.

* * *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the headings “Enforcement of Civil Liabilities” and "Legal Matters" in the Registration Statement. In giving such consent, we neither hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the SEC thereunder, nor thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Act or the rules and regulations promulgated thereunder.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Sincerely yours,

/s/ HOMBURGER AG
HOMBURGER AG

5/5